UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

Prothena Corporation plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-35676	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard, South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 837-8550

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 20, 2013, Karin L. Walker, age 49, was appointed Controller, Chief Accounting Officer and Head of Accounting of Prothena Corporation plc (the “Parent”). From October 2012 to May 2013, Ms. Walker was Vice President, Finance and Chief Accounting Officer of Affymax, Inc., a biopharmaceutical company. From September 2009 to September 2012, Ms. Walker was Vice President, Finance and Corporate Controller at Amyris Inc., a biotechnology company. From June 2006 to August 2009, Ms. Walker was Vice President, Finance and Corporate Controller for CV Therapeutics, a biopharmaceutical company. Ms. Walker also held senior financial leadership roles at companies such as Knight Ridder Digital, Accellion and Niku Corporation. Ms. Walker holds a B.S. degree in business from the California State Polytechnic University, San Luis Obispo and is a certified public accountant (CPA).

Pursuant to Ms. Walker’s offer letter dated April 19, 2013 with Prothena Biosciences Inc (the “Company”), an indirect wholly-owned subsidiary of the Parent, Ms. Walker will receive an annual base salary of $250,000. Ms. Walker is also eligible to receive an annual incentive cash bonus initially targeted at 30% of her annual base salary. Annual incentive cash bonuses are intended to compensate executives for the achievement of Company goals. Cash bonuses are generally calculated as a percentage of the applicable executive’s base salary with the size of the payment dependent on the extent to which corporate goals and individual performance objectives, as applicable, are achieved.

Additionally, pursuant to Ms. Walker’s offer letter and subject to approval by the Parent’s Compensation Committee of its Board of Directors, the Company has agreed to grant Ms. Walker a stock option to purchase 45,000 ordinary shares of the Parent at an exercise price equal to the closing price of the Parent’s ordinary shares as listed on The NASDAQ Global Market on the date of grant, expected to be June 3, 2013, pursuant to the Parent’s 2012 Long Term Incentive Plan. The option grant shall vest as to 25% of the shares upon the one-year anniversary of Ms. Walker’s start date with the Company and 1/48th of the shares subject to the grant will vest on each successive month following the one-year anniversary of Ms. Walker’s start date, subject to Ms. Walker’s continued service to the Company, until vested in full on the fourth anniversary of Ms. Walker’s start date.

Ms. Walker will also be entitled to the change of control and severance benefits for the “Management” category of the Company’s severance and change in control policies (the “Severance Policies”), as described in the Parent’s Current Report on Form 8-K filed with the SEC on March 8, 2013, which is incorporated by reference herein.

The foregoing descriptions of the material terms of Ms. Walker’s offer letter are qualified in their entirety by the terms of Exhibit 10.1 to this report and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Offer Letter dated April 19, 2013, by and between Prothena Biosciences Inc and Karin L. Walker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTHENA CORPORATION PLC

Date: May 22, 2013

	By:	/s/ Tran B. Nguyen
	Name:	Tran B. Nguyen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Offer Letter dated April 19, 2013, by and between Prothena Biosciences Inc and Karin L. Walker